                                                                      Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


June 26, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 26, 2002 of Chittenden Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




ARTHUR ANDERSEN LLP


Cc:
Mr. Howard L. Atkinson
Chief Auditor
Chittenden Corporation